Exhibit 4.2
NEWELL RUBBERMAID INC.
as Issuer
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

Supplemental Indenture
Dated as of March 30, 2009
Supplemental to Indenture
Dated as of November 1, 1995

5.50% Convertible Senior Notes due 2014

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TABLE OF CONTENTS
(Continued)

		Page

ARTICLE 5
REMEDIES

SECTION 5.01.	Events of Default	34
SECTION 5.02.	Additional Interest	35
SECTION 5.03.	Company Compliance Certificates and Notice of Defaults	35

ARTICLE 6
SATISFACTION AND DISCHARGE

SECTION 6.01.	Satisfaction and Discharge of the Supplemental Indenture	35
SECTION 6.02.	Deposited Monies to Be Held in Trust by Trustee	36
SECTION 6.03.	Paying Agent to Repay Monies Held	36
SECTION 6.04.	Return of Unclaimed Monies	36
SECTION 6.05.	Reinstatement	37

ARTICLE 7
SUPPLEMENTAL INDENTURES

SECTION 7.01.	Amendments or Supplements Without Consent of Holders	37
SECTION 7.02.	Amendments, Supplements or Waivers With Consent of Holders	37

ARTICLE 8
INAPPLICABLE PROVISIONS OF THE ORIGINAL INDENTURE

SECTION 8.01.	Limitations on Liens	38

ARTICLE 9
MISCELLANEOUS

SECTION 9.01.	Governing Law	38
SECTION 9.02.	Payments on Business Days	38
SECTION 9.03.	No Security Interest Created	38
SECTION 9.04.	Trust Indenture Act	38
SECTION 9.05.	Benefits of Indenture	38
SECTION 9.06.	Calculations	39
SECTION 9.07.	Table of Contents, Headings, Etc	39
SECTION 9.08.	Execution in Counterparts	39
SECTION 9.09.	Severability	39
EXHIBITS

Exhibit A	Form of Note	A-1
Exhibit B	Form of Notice of Conversion	B-1
Exhibit C	Form of Fundamental Change Purchase Notice	C-1
Exhibit D	Form of Assignment and Transfer	D-1

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     SUPPLEMENTAL INDENTURE, dated as of March 30, 2009, between Newell Rubbermaid Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A, as trustee (the “Trustee”) under the Indenture dated as of November 1, 1995, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).
RECITALS OF THE COMPANY
     WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;
     WHEREAS, Section 901(7) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form and terms of Securities of any series as contemplated by Sections 201 and 301 of the Original Indenture;
     WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;
     WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to establish a new series of its Securities to be known as its “5.50% Convertible Senior Notes due 2014” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;
     WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Notice of Conversion, Form of Fundamental Change Purchase Notice and Form of Assignment and Transfer contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided; and
     WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.
     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     SECTION 1.01. Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Original Indenture.
     SECTION 1.02. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article and include the plural as well as the singular;
     (ii) all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;
     (iii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act;
     (iv) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and
     (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Additional Interest” has the meaning specified in Section 5.02.
     “Additional Notes” has the meaning specified in Section 2.01.
     “Additional Shares” has the meaning specified in Section 4.06(a).
     “Agent Members” has the meaning specified in Section 2.02.
     “Bid Solicitation Agent” means the Company or such other Person (including the Trustee) as may be appointed, from time to time, by the Company to solicit market bid quotations for the Notes in accordance with Section 4.01(a)(ii).

     “Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.
     “Cash Percentage” has the meaning specified in Section 4.03(c).
     “Cash Percentage Notice” has the meaning specified in Section 4.03(c).
     “Clause A Distribution” has the meaning specified in Section 4.04(c).
     “Clause B Distribution” has the meaning specified in Section 4.04(c).
     “Clause C Distribution” has the meaning specified in Section 4.04(c).
     “close of business” means 5:00 p.m. (New York City time).
     “Common Stock” means the shares of common stock, par value $1.00 per share, of the Company as such shares of common stock exist on the date of this Supplemental Indenture, subject to Section 4.07.
     “Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion. The Conversion Agent shall initially be the Trustee.
     “Conversion Date” has the meaning specified in Section 4.02(b).
     “Conversion Notice” has the meaning specified in Section 4.02(b).
     “Conversion Price” means, in respect of each Note, as of any date, $1,000, divided by the Conversion Rate as of such date.
     “Conversion Rate” means, initially, 116.1980 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.
     “Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.
     “Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, one fortieth (1/40th) of the product of (i) the applicable Conversion Rate and (ii) the Daily VWAP of the Common Stock on such Trading Day.
     “Daily Settlement Amount” has the meaning specified in Section 4.03(b).
     “Daily Share Amount” has the meaning specified in Section 4.03(b)(ii).
     “Daily VWAP” means, for each of the 40 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NWL.N <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
     “Depositary” or “Depository” has the meaning set forth in the Original Indenture, which shall initially be The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.
     “Effective Date” has the meaning specified in Section 4.06(c).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Ex-Dividend Date” means, in respect of any dividend or distribution, the first date upon which the shares of Common Stock trade on the applicable exchange or in the applicable market (used to determine the Last Reported Sale Price), regular way, without the right to receive such dividend or distribution.
     “Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
     (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;
     (2) consummation of any share exchange, consolidation or merger of the Company or any other transaction or series of transactions pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the holders of all classes of the Company’s common equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change;
     (3) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or
     (4) the Common Stock (or other common stock into which the Notes are then convertible) ceases to be listed or quoted on a national securities exchange in the United States.

     Notwithstanding the foregoing, a Fundamental Change as a result of clause (2) above will not be deemed to have occurred if 100% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of Publicly Traded Securities and as a result of such transaction or transactions the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares, subject to the provisions set forth under Section 4.03 of this Supplemental Indenture.
     “Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).
     “Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a).
     “Fundamental Change Purchase Notice” has the meaning specified in Section 3.01(a)(i).
     “Fundamental Change Purchase Price” has the meaning specified in Section 3.01(a).
     “Global Note” means any Note that is a Registered Security in global form.
     “Indenture” means the Original Indenture, as originally executed and as supplemented from time to time by one or more indentures supplemental hereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.
     “Initial Dividend Threshold” has the meaning specified in Section 4.04(d)(i).
     “Initial Notes” has the meaning specified in Section 2.01.
     “Interest Payment Date” means, with respect to the payment of interest on the Notes, each March 15 and September 15 of each year.
     “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

     “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (2) of the definition thereof).
     “Market Disruption Event” means (i) a failure by the principal United States national securities or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence for more than a one half-hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time.
     “Measurement Period” has the meaning specified in Section 4.01(a)(ii).
     “Merger Common Stock” has the meaning specified in Section 4.07(c)(i).
     “Merger Event” has the meaning specified in Section 4.07(a).
     “Merger Valuation Percentage” has the meaning specified in Section 4.07(d)(i).
     “Merger Valuation Period” has the meaning specified in Section 4.07(d)(ii).
     “Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01 hereof.
     “Observation Period” with respect to any Note means (i) if the relevant Conversion Date occurs prior to November 15, 2013, the 40 consecutive Trading Day period beginning on and including the second Scheduled Trading Day after such Conversion Date, and (ii) if the relevant Conversion Date occurs on or after November 15, 2013, the 40 consecutive Trading Days beginning on and including the 42nd Scheduled Trading Day immediately preceding March 15, 2014.
     “opening of business” means 9:00 a.m. (New York City time).
     “Original Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.
     “Paying Agent” has the meaning set forth in the Original Indenture, which shall initially be the Trustee, and shall be the Person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Purchase Price of, any Notes on behalf of the Company.
     “Physical Notes” means certificated Notes that are not in global form and are Registered Securities issued in denominations of $1,000 principal amount and multiples thereof.
     “Place of Payment” means, for purposes of the Notes, New York, New York.

     “Publicly Traded Securities” means, in respect of a transaction described in clause (2) of the definition of Fundamental Change, shares of common stock traded on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any or their respective successors) or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change.
     “Regular Record Date” means, with respect to the payment of interest on the Notes, the March 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on March 15 and the September 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on September 15.
     “Reference Property” has the meaning specified in Section 4.07(a).
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
     “Settlement Amount” has the meaning specified in Section 4.03(a).
     “Spin-Off” has the meaning specified in Section 4.04(c).
     “Stated Maturity” means, with respect to any Note and the payment of the principal amount thereof, March 15, 2014.
     “Stock Price” has the meaning specified in Section 4.06(c).
     “Trading Day” means, except as otherwise provided in Section 4.03(g), a day on which (i) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a Business Day.
     “Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5 million principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three bids cannot reasonably be obtained by the Bid Solicitation Agent but only two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5 million principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

     “Trading Price Condition” has the meaning specified in Section 4.01(a)(ii).
     “Trigger Event” has the meaning specified in Section 4.04(c).
     “Underwriters” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Friedman Billings Ramsey.
     “U.S.” means the United States of America.
     “Valuation Period” has the meaning specified in Section 4.04(c).
ARTICLE 2
THE SECURITIES
     SECTION 2.01. Title and Terms; Payments. There is hereby established a series of Securities designated the “5.50% Convertible Senior Notes due 2014” initially limited in aggregate principal amount to $345,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of Notes pursuant to Section 303 of the Original Indenture.
     The principal amount of Notes then outstanding shall be payable at Stated Maturity.
     The Company may, without the consent of the Holders of the Notes, hereafter issue additional notes (“Additional Notes”) under the Indenture with the same terms and with the same CUSIP numbers as the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount; provided that such Additional Notes must be part of the same issue as the Initial Notes for federal income tax purposes. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes.
     The Form of Note, the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in Exhibits A, B, C and D, respectively, hereto, which are incorporated into and shall be deemed a part of this Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.
     The Company shall pay the principal of and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. The Company shall pay the principal of any Physical Notes at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Security Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Security Registrar for the Notes. Interest on any Physical Notes will be payable (i) to Holders of Physical Notes having an aggregate principal amount of Notes of $5,000,000 or less, by check mailed to the Holders of such Notes at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Physical Notes in excess of $5,000,000, either by check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.
     SECTION 2.02. Book-Entry Provisions for Global Notes. (a) The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary.
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture or the Original Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and Cede & Co., or such other Person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.
     (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Notwithstanding anything to the contrary in Section 305 of the Original Indenture, interests of beneficial owners in a Global Note may be transferred or exchanged, in whole or in part, for Physical Notes, only: (i) pursuant to the sixth paragraph of Section 305 of the Original Indenture regarding the Depositary being unwilling, unable or ineligible to continue in its capacity as Depositary for the Notes, including as a result of ceasing to be registered as a clearing agency under the Exchange Act, and a successor Depositary is not appointed within 60 days or (ii) if an Event of Default with respect to the Notes has occurred and is continuing, in each case in accordance with the rules and procedures of the Depositary. Other than as set forth in this Section 2.02(b), the Notes shall remain in global form as Global Notes.
     (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to Section 305 of the Original Indenture, the Security Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount in accordance with Section 305 of the Original Indenture.

     (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to Section 305 of the Original Indenture, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations and the same tenor.
     (e) The Holder of Global Notes may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Supplemental Indenture, Original Indenture or the Notes.
     SECTION 2.03. CUSIP Numbers. In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders of the Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers as printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers of the Notes.
     SECTION 2.04. Reporting Requirement. The Company shall deliver to the Trustee within 15 days after the same is required to be filed with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), and the Company shall otherwise comply with the requirements of Trust Indenture Act Section 314(a). Any quarterly or annual report or other information, document or other report that the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act on the Commission’s EDGAR system shall be deemed to constitute delivery of such filing to the Trustee. The Trustee does not have the duty to review such information, documents or reports, is not considered to have notice of the content of such information, documents or reports and does not have a duty to verify the accuracy of such information, documents or reports.
ARTICLE 3
FUNDAMENTAL CHANGES AND PURCHASES THEREUPON
     SECTION 3.01. Purchase at Option of Holders Upon a Fundamental Change. (a) Generally. If a Fundamental Change occurs at any time prior to March 15, 2014, then each Holder of Notes shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof, that is equal to $1,000 or a multiple of $1,000, on a date specified by the Company that is no earlier than the 20th calendar day following the date of, and no later than the 35th calendar day following the date of, delivery of the Fundamental Change Company Notice (as defined below) (the “Fundamental Change Purchase Date”), at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if a Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes to be purchased pursuant to this Article 3. The requirement for the Company to purchase any Notes on the Fundamental Change Purchase Date will be subject to extension to comply with applicable law.
     Purchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Note as Exhibit C thereto, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for tendering interests in Global Notes, if the Notes are not Physical Notes, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date ; and
     (ii) delivery of the Notes, in the case of Physical Notes, to the Paying Agent appointed by the Company (together with all necessary endorsements for transfer), or book-entry transfer of the Notes, in compliance with the procedures of the Depositary, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.
     The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:
     (i) if such Notes are Physical Notes, the certificate numbers of such Notes;
     (ii) the portion of the principal amount of such Notes, which must be $1,000 or a multiple thereof; and
     (iii) that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture;
provided, however, that if such Notes are in global form, the Fundamental Change Purchase Notice must also comply with appropriate procedures of the Depositary.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03 below.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

     (b) Fundamental Change Company Notice. On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in New York, New York or shall publish such information on the Company’s website or through such other public medium as the Company may use at such time.
     Each Fundamental Change Company Notice shall specify:
     (i) the events causing a Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) the last date on which a Holder of Notes may exercise the repurchase right pursuant to this Article 3;
     (iv) the Fundamental Change Purchase Price;
     (v) the Fundamental Change Purchase Date;
     (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
     (viii) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the Indenture; and
     (ix) the procedures that Holders must follow to require the Company to purchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Notes or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 3.01.
     (c) No Payment During Events of Default. There shall be no purchase of any Notes pursuant to this Section 3.01 if there has occurred and is continuing an Event of Default with respect to the Notes (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the continuance of an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price with respect to the Notes) and shall deem canceled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return and cancelation, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.
     SECTION 3.02. Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.01 hereof, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.03 hereof) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 3.01 hereof have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01 hereof.
     SECTION 3.03. Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:
     (i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;
     (ii) if Physical Notes have been issued, the certificate numbers of the withdrawn Notes; and
     (iii) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000;
provided, however, that if Physical Notes have not been issued, the notice must comply with appropriate procedures of the Depositary.
     The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.
     SECTION 3.04. Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m. (local time in The City of New York) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Notes for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Notes will cease to be outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest upon delivery or book-entry transfer of such Notes).
     SECTION 3.05. Notes Purchased in Whole or in Part. Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.
     SECTION 3.06. Covenant to Comply With Applicable Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Section 3.01 hereof, the Company shall, in each case if required, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.
     SECTION 3.07. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.
ARTICLE 4
CONVERSION
     SECTION 4.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Supplemental Indenture, each Holder of Notes shall have the right, at such Holder’s option, to convert the principal amount of any such Notes, or any portion of such principal amount equal to $1,000 or a multiple of $1,000 thereof, at the Conversion Rate in effect on the Conversion Date for such Notes, (x) prior to the close of business on the Business Day immediately preceding November 15, 2013, only upon satisfaction of one or more of the conditions described in clauses (i) through (iv) below and (y) on or after November 15, 2013, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding March 15, 2014 irrespective of the conditions described in clauses (i) through (iv) below:

     (i) Prior to the close of business on the Business Day immediately preceding November 15, 2013, a Holder of Notes may surrender all or a portion of its Notes for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after June 30, 2009 if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable Conversion Price in effect on each applicable Trading Day. The Company shall notify the Trustee and the Conversion Agent if the Notes become convertible in accordance with this Section 4.01(a)(i).
     (ii) Prior to the close of business on the Business Day immediately preceding November 15, 2013, a Holder of Notes may surrender its Notes for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with the procedures set forth in this Section 4.01(a)(ii), for each Trading Day of such period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Conversion Date (the “Trading Price Condition”). The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes in accordance with this Section 4.01(a)(ii) unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. The Company shall instruct the Bid Solicitation Agent to determine (or, if the Company is then acting as Bid Solicitation Agent, the Company shall determine) the Trading Price of the Notes beginning on the next Trading Day promptly following the receipt of such evidence and on each successive Trading Day until such Trading Day on which the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If the Company does not so instruct the Bid Solicitation Agent to obtain (or, if the Company is then acting as Bid Solicitation Agent, the Company does not obtain) bids when required, the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each day the Company fails to do so. If the Trading Price Condition has been met, the Company shall so notify Holders, the Trustee and the Conversion Agent. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the holders of the Notes, the Trustee and the Conversion Agent.
     (iii) If the Company elects to:
     (A) issue to all or substantially all holders of Common Stock certain rights or warrants entitling them to purchase, for a period expiring within 45 days after the announcement date of such issuance, shares of Common Stock at less than the average of the Last Reported Sale Prices of a share of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance; or
     (B) distribute to all or substantially all holders of Common Stock assets, debt securities or certain rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in each case, the Company shall notify the Holders of the Notes at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance. Once the Company has given such notice, Holders may surrender Notes for conversion at any time until the earlier of the close of business on the Business Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time. Notwithstanding the foregoing, a Holder of Notes may not convert its Notes under the provisions of this Section 4.01(a)(iii) if such Holder will participate in such issuance or distribution, at the same time and upon the same terms as a holder of Common Stock, as if such Holder held, for each $1,000 principal amount of Notes, a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Ex-Dividend Date.
     (iv) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to purchase the Notes pursuant to Article 3 hereof, or if the Company is a party to a consolidation, merger, binding share exchange, or sale, transfer or lease of all or substantially all of the Company’s assets, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, Holders may surrender Notes for conversion at any time from or after the date which is 50 Scheduled Trading Days prior to the anticipated effective date of such transaction until 35 Trading Days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Purchase Date). The Company shall notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces such transaction, but in no event less than 50 Scheduled Trading Days prior to the anticipated effective date of such transaction .
     (b) Notes may not be converted after the close of business on the second Scheduled Trading Day immediately preceding March 15, 2014.
     SECTION 4.02. Conversion Procedures. (a) Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.

     (b) In order to exercise the conversion privilege with respect to any interest in a Global Note, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.03(e) and any taxes or duties if required pursuant to Section 4.08, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Physical Notes, the Holder of any such Notes to be converted, in whole or in part, shall:
     (i) complete and manually sign the conversion notice provided on the back of the Note (the “Conversion Notice”) or a facsimile of the Conversion Notice;
     (ii) deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;
     (iii) if required, furnish appropriate endorsements and transfer documents,
     (iv) make any payment required under Section 4.03(e); and
     (v) if required, pay all transfer or similar taxes as set forth in Section 4.08.
The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.” The Conversion Agent will, as promptly as possible, and in any event within two (2) Business Days of the receipt thereof, provide the Company with notice of any conversion by a Holder of the Notes.
     (c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.
     (d) In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.
     Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion on the relevant Conversion Date; provided, however, that the person in whose name the certificate or certificates for the number of shares of Common Stock, if any, that shall be issuable upon such conversion in respect of any Trading Day during an Observation Period, if applicable, shall become the Holder of record of such shares of Common Stock as of the close of business on the last Trading Day of such Observation Period.
     (e) Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.
     (f) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s option to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with Article 3 hereof prior to the close of business on the Business Day prior to the relevant Fundamental Change Purchase Date.
     SECTION 4.03. Payments Upon Conversion. (a) Except as provided in Section 4.06(b), upon conversion of any Note, on the third Business Day immediately following the last Trading Day of the relevant Observation Period, the Company shall deliver to converting Holders, in respect of each $1,000 principal amount of Notes being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 40 Trading Days during the applicable Observation Period for such Note.
     (b) The “Daily Settlement Amount,” for each of the 40 Trading Days during the Observation Period, shall consist of:
     (i) cash equal to the lesser of $25 and the Daily Conversion Value, and
     (ii) to the extent the Daily Conversion Value exceeds $25, a number of shares of Common Stock (the “Daily Share Amount”) equal to (x) the difference between the Daily Conversion Value and $25, divided by (y) the Daily VWAP for such day, subject to the Company’s right to pay cash in lieu of all or a portion of such number of shares, as provided in Section 4.03(c).
     (c) By the close of business on the Scheduled Trading Day prior to the first Scheduled Trading Day of the applicable Observation Period, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”), and the Company will notify converting Holders by notifying the Trustee (the “Cash Percentage Notice”). With respect to any Notes that are converted on or after November 15, 2013, the Cash Percentage specified by the Company in the Cash Percentage Notice for the corresponding Observation Period will apply to all such conversions. If the Company elects to specify a Cash Percentage, the amount of cash that the Company will deliver in lieu of all or the applicable portion of the Daily Share Amount in respect of each Trading Day in the applicable Observation Period will equal (i) the Cash Percentage, multiplied by (ii) the Daily Share Amount for such Trading Day (assuming that the Company had not specified a Cash Percentage), multiplied by (iii) the Daily VWAP for such Trading Day. The number of shares deliverable in respect of each Trading Day in the applicable Observation Period will be a percentage of the Daily Share Amount (assuming that the Company had not specified a Cash Percentage) equal to 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage in accordance with this Section 4.03(c), the Company shall settle the entire Daily Share Amount for each Trading Day in such Observation Period in Common Stock (plus cash in lieu of fractional shares). The Company may, at its option, revoke any Cash Percentage Notice in respect of any Observation Period by notice to the Trustee; provided that the Trustee receives notice of such revocation by the close of business on the Scheduled Trading Day immediately prior to the first Scheduled Trading Day of such Observation Period.
     (d) Subject to Section 4.03(e) below, upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest or Additional Interest, if any, unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates.
     (e) Upon the conversion of any Notes, the Holder will not be entitled to receive any separate cash payment for accrued and unpaid interest or Additional Interest, if any, except to the extent specified below. The Company’s delivery to the Holder of cash or a combination of cash and Common Stock, if applicable, together with any cash payment for any fractional share of Common Stock, into which a Note is convertible will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date for the payment of interest, Holders of such Notes at the close of business on such Regular Record Date will receive the interest and Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest and Additional Interest, if any, payable on the Notes so converted; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding March 15, 2014, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.
     (f) The Company shall not issue fractional shares of Common Stock upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Notes, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the Daily VWAP of the Common Stock on the final Trading Day of the applicable Observation Period.
     (g) Solely for purposes of determining the payments and deliveries due upon conversion under this Section 4.03, and notwithstanding the definition of “Trading Day” contained in Section 1.02, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or traded, “Trading Day” means a Business Day.
     SECTION 4.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment to the Conversion Rate if Holders of Notes participate, as a result of holding the Notes, in any of the transactions described under Section 4.04(a) (but only with respect to stock dividends or distributions), Section 4.04(b), Section 4.04(c), and Section 4.04(d), at the same time as holders of the Common Stock participate, without having to convert their Notes, as if such Holders held a number of shares of Common Stock equal to the Conversion Rate in effect for such Notes immediately prior to the Ex-Dividend Date for such event.
     (a) If the Company, at any time or from time to time while any of the Notes are outstanding, exclusively issues shares of its Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0
where

CR0	=	The Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the opening of business on the effective date of such share split or share combination, as applicable;

CR1	=	The Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date or such effective date;

OS0	=	The number of shares of Common Stock outstanding immediately prior to the opening of business on such Ex-Dividend Date or such effective date; and

OS1	=	The number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
     (b) If the Company, at any time or from time to time while any of the Notes are outstanding, issues to all or substantially all holders of the Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive

Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	OS0 + X
OS0 + Y
where

CR0	=	The Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such issuance;

CR1	=	The Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date;

OS0	=	The number of shares of Common Stock outstanding immediately prior to the opening of business on such Ex-Dividend Date;

X	=	The total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	The number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.
To the extent such rights or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate which would be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. For the purposes of this Section 4.04(b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate exercise price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on the exercise thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors.
     (c) If the Company, at any time or from time to time while the Notes are outstanding, distributes shares of any class of capital stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights or warrants to acquire the Company’s capital stock or other securities to all or substantially all holders of its Common Stock, excluding:

     (i) dividends or distributions and rights or warrants as to which an adjustment was effected pursuant to Section 4.04(a) or Section 4.04(b);
     (ii) dividends or distributions paid exclusively in cash; and
     (iii) Spin-Offs to which the provisions set forth below in this Section 4.04(c) shall apply;
then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 – FMV
where

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of Notes shall receive, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of securities and assets such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Ex-Dividend Date for the distribution of the securities or assets.
With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit and such dividend or distribution is listed for trading on a securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0
where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such capital stock or similar equity interest were the Common Stock) over the first ten consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.
The adjustment to the Conversion Rate under the preceding paragraph will occur on the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references above to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.
     For the purposes of this Section 4.04(c) (and subject in all respects to Section 4.11), rights or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights or warrants (assuming each such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     For the purposes of this Section 4.04(c) and subsections (a) and (b) of this Section 4.04, any dividend or distribution to which this Section 4.04(c) applies which also includes one or both of:
(A)	a dividend or distribution of shares of Common Stock to which Section 4.04(a) applies (the “Clause A Distribution”);

(B)	a dividend or distribution of rights or warrants to which Section 4.04(b) applies (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.04(c) with respect thereto shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(a) and Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the opening of business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a) or “outstanding immediately prior to the opening of business on such Ex-Dividend Date” within the meaning of Section 4.04(b).
     (d) (i) If any regular, quarterly cash dividend or distribution made to all or substantially all holders of Common Stock during any quarterly fiscal period exceeds $0.05 (the “Initial Dividend Threshold”), the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 – C
where

CR0	=	The Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	The Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	The Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	The amount in cash per share the Company distributes to holders of the Common Stock in excess of the Initial Dividend Threshold.
The Initial Dividend Threshold shall be adjusted in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment made to the Conversion Rate pursuant to clauses (i) and (ii) of this Section 4.04(d).
     (ii) If the Company pays any cash dividend or distribution that is not a regular, quarterly cash dividend or distribution to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 – C
where

CR0	=	The Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	The Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	The Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	The amount in cash per share the Company distributes to holders of Common Stock.
In the case of an adjustment pursuant to this Section 4.04(d), such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for the relevant dividend or distribution. If the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution, in lieu of the adjustment set forth above, adequate provision shall be made so that each Holder of Notes shall have the right to receive on the date on which such cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution.
     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
OS0 x SP1
where

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to, for the avoidance of doubt, the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.
The adjustment to the Conversion Rate under this Section 4.04(e) shall occur as of the close of business on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate.
     (f) The Company from time to time may increase the Conversion Rate by any amount for any period of time of at least 20 Business Days, so long as the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to this Section 4.04(f), the Company shall mail to Holders of record of the Notes a notice of the increase at least one day prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (g) The Company may (but shall not be required to) increase the Conversion Rate, in addition to any adjustments pursuant to Section 4.04(a), 4.04(b), 4.04(c), 4.04(d), 4.04(e) or 4.04(f), if the Board of Directors considers such increase to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
     (h) All calculations under this Article 4 shall be made by the Company and shall be made to the nearest cent (including, in the case of any adjustment to the Conversion Rate, the resulting adjustment to the Conversion Price) or to the nearest one ten-thousandth of a share. No adjustment shall be required to be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 4.04 and in Section 4.11 hereof.
     (i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of the Notes. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (j) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (k) Notwithstanding the foregoing, if the application of the foregoing formulas set forth in this Section 4.04 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a share combination).

     (l) Notwithstanding anything to the contrary in this Article 4, no adjustment to the Conversion Rate shall be made:
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
     (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Notes were first issued;
     (iv) for a change in the par value of the Common Stock; or
     (v) for accrued and unpaid interest on the Notes.
     (m) The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) upon any Conversion Date of Notes and (ii) on each Trading Day of any Observation Period.
     SECTION 4.05. Certain Other Adjustments. Whenever a provision of this Supplemental Indenture requires the calculation of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Board of Directors will make appropriate adjustments to such Last Reported Sale Prices or Daily VWAP, the Conversion Rate, or the amount due upon conversion to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which such Last Reported Sale Prices or Daily VWAP are to be calculated.
     SECTION 4.06. Adjustments Upon Certain Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the notice of conversion of the Notes is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of an event that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

     (b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall have the right to deliver, in lieu of shares of Common Stock, including the Additional Shares, cash or a combination of cash and shares of Common Stock as provided under Section 4.01(a)(iv); provided, however, that if, at the effective time of a Make-Whole Fundamental Change, the Reference Property is comprised entirely of cash, then, for any conversion of Notes following the effective date of such Make-Whole Fundamental Change, the amounts deliverable by the Company shall be calculated based solely on the “Stock Price” (as defined below) for the Make-Whole Fundamental Change and shall be deemed to be an amount equal to the Conversion Rate (including any adjustment for Additional Shares) multiplied by such Stock Price. In such event, the amounts deliverable by the Company shall be determined and paid to holders in cash on the third Business Day following the Conversion Date.
     (c) The number of Additional Shares, if any, by which the Conversion Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the ten Trading-Day period ending on, and including, the Trading Day preceding the Effective Date of the Make-Whole Fundamental Change.
     The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:
     (i) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.
     (ii) If the Stock Price is greater than $60.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (d) below), no Additional Shares shall be added to the Conversion Rate.
     (iii) If the Stock Price is less than $6.62 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (d) below), no Additional Shares shall be added to the Conversion Rate.
     Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 151.0574 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 4.04.
     (d) The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 4.04.
     (e) The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five business days after such Effective Date.
     SECTION 4.07. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.
     (a) If any of the following events occur:
     (i) any recapitalization or reclassification of, or change in, the Common Stock (other than changes resulting from a subdivision or combination);
     (ii) a consolidation, merger or combination involving the Company; or
     (iii) a sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or
     (iv) any statutory share exchange;
in each case as a result of which the Common Stock would be converted into, or exchanged for, or would be reclassified or changed into, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that at and after the effective time of such Merger Event, the right to convert a Note will be changed into a right to convert such Note as set forth in this Indenture into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversation Rate prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the type and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event the conversion obligation shall be calculated and settled in accordance with Section 4.03 such that (i) the amount payable in cash upon conversion of the Notes as set forth under Section 4.03 will continue to be payable in cash, (ii) the number of shares of Common Stock (if the Company does not elect to pay cash in lieu of all such shares) deliverable upon conversion of the Notes under Section 4.03 will be instead deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (iii) the Daily VWAP will be calculated based on the value of a unit of Reference Property.

     If, as a result of the Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (x) the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (y) the unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (x) attributable to one share of Common Stock.
     The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 4.07. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor Person. If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such reorganization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, then such supplemental indenture shall also be executed by such other Person.
     (b) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 4.07 applies to any Merger Event, Section 4.04 shall not apply.
     (c) In connection with any Merger Event, the Initial Dividend Threshold will subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.
     (i) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to the second paragraph of subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Merger Event (such quotient rounded down to nearest cent).
     (ii) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to the second paragraph of subsection (a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, multiplied by (y) the Merger Valuation Percentage for such Merger Event (such quotient rounded down to nearest cent).

     (iii) For the avoidance of doubt, in the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to the second paragraph of subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to zero.
     (d) For purposes of subsection (c) of this Section 4.07, the following terms shall have the following meanings:
     (i) The “Merger Valuation Percentage” for any Merger Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Stock” in the definition of “Last Reported Sale Price” were references to the “Merger Common Stock” for such Merger Event), divided by (y) the arithmetic average of the Last Reported Sale Prices of one share of Common Stock over the relevant Merger Valuation Period.
     (ii) The “Merger Valuation Period” for any Merger Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Merger Event.
     SECTION 4.08. Taxes on Shares Issued. The Company will pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder of such Notes has requested that shares of Common Stock be issued in a name other than that of the Holder of the Notes converted, then such taxes will be paid by the Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     SECTION 4.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be converted by a single Holder).
     The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).
     The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

     SECTION 4.10. Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent and if it is so appointed by the Company and accepts such appointment, as Bid Solicitation Agent.
     SECTION 4.11. Notice to Holders Prior to Certain Actions. In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.04; or
     (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04 or Section 4.12 hereof; or
     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company and its consolidated Subsidiaries; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;
then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Supplemental Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Notes at such Holder’s address appearing on a list of Holders of Notes, which the Company shall provide to the Trustee, as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend (or any other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend (or any other distribution), reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
     SECTION 4.12. Stockholder Rights Plan. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 4 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of the Common Stock, shares of the Company’s capital stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 4.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
ARTICLE 5
REMEDIES
     SECTION 5.01. Events of Default. In addition to the Events of Default specified in Section 501 of the Original Indenture, each of the following events shall be an “Event of Default” wherever used herein with respect to the Notes :
     (a) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right in accordance with Article 4 hereof;
     (b) failure by the Company to provide a Fundamental Change Company Notice pursuant to Section 3.01(b) or notice of a specified corporate transaction required by Section 4.01(a)(iii) or Section 4.01(a)(iv) in accordance with the relevant Section, in each case when due;
     (c) failure by the Company to comply with its obligations under Section 801 of the Original Indenture; and
     (d) a final judgment for the payment of $50 million or more (excluding any amounts covered by insurance) rendered against the Company or any Principal Subsidiary, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced or (ii) the date on which all rights to appeal or petition for review have been extinguished.

     SECTION 5.02. Additional Interest. Notwithstanding any provisions of the Indenture to the contrary, if the Company so elects, the sole remedy for an Event of Default relating to any obligation to file documents and reports with the Trustee as required by Section 314(a)(1) of the Trust Indenture Act, Section 2.04 of this Supplemental Indenture, or Section 703 of the Original Indenture shall for the first 180 days following the occurrence of such Event of Default consist exclusively of the right to receive additional interest on the Notes equal to 0.50% of the principal amount of the Notes (“Additional Interest”). In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default described in the preceding sentence, the Company must (i) give notice to Holders of the Notes, the Trustee and the Paying Agent of such election on or before the close of business on the 5th Business Day after the date on which such Event of Default occurs and (ii) pay such Additional Interest on or before the date on which such Event of Default first occurs. Upon the failure to timely give all Holders, the Trustee and the Paying Agent such notice or to pay such Additional Interest, the Notes will be subject to immediate acceleration as provided in Section 502 of the Original Indenture. On the 180th day after such Event of Default occurs (if such Event of Default is not cured or waived prior to such 180th day), the Notes shall be subject to acceleration as provided in Section 502 of the Original Indenture. This Section 5.02 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. Whenever in the Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of Additional Interest provided for in this Section 5.02 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this Section 5.02, and express mention of the payment of Additional Interest (if applicable) in any provision shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.
     SECTION 5.03. Company Compliance Certificates and Notice of Defaults. In addition to any obligations of the Company under Section 703 of the Original Indenture, the Company shall deliver to the Trustee, (i) within 120 days after the end of each fiscal year, an Officers’ Certificate indicating whether or not the signers thereof have knowledge of the occurrence of any Event of Default under the Indenture during such fiscal year, and (ii) within 5 days after the occurrence thereof, written notice of any events that would constitute an Event of Default under the Indenture, the status of such events and the action that the Company is taking or proposes to take in respect thereof.
ARTICLE 6
SATISFACTION AND DISCHARGE
     SECTION 6.01. Satisfaction and Discharge of the Supplemental Indenture. (a) The satisfaction and discharge provisions set forth in this Article 6 shall, with respect to the Notes, supersede in their entirety Articles 4 and 14 of the Original Indenture, and all references in the Original Indenture to Articles 4 and 14 thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the satisfaction and discharge provisions set forth in this Article 6, respectively. When (i) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at Stated Maturity for the payment of the principal amount thereof, on any Fundamental Change Purchase Date or following the last day of the applicable Observation Period upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash funds and shares of Common Stock, as applicable, sufficient to pay all amounts due (and shares of Common Stock deliverable following conversion, if applicable) on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Stated Maturity of the Notes or upon an earlier Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee (which may include any of the Underwriters), and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture shall cease to be of further effect (except as to (A) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (B) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 102 of the Original Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Supplemental Indenture or the Notes.
     SECTION 6.02. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 6.04, all monies deposited with the Trustee pursuant to Section 6.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any.
     SECTION 6.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
     SECTION 6.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of the Notes shall thereafter look only to the Company for any payment that such Holder of the Notes may be entitled to collect unless an applicable abandoned property law designates another Person.
     SECTION 6.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 6.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 6.02; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 7
SUPPLEMENTAL INDENTURES
     SECTION 7.01. Amendments or Supplements Without Consent of Holders. In addition to any permitted amendment or supplement to the Indenture pursuant to Section 901 of the Original Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder of the Notes:
     (a) to add guarantees with respect to the Notes;
     (b) to conform this Supplemental Indenture and the form or terms of the Notes to the section entitled “Description of Notes” as set forth in the final prospectus supplement related to the offering and sale of the Notes dated March 24, 2009; or
     (c) to comply with their obligations to execute and deliver a supplemental indenture pursuant to the provisions of Section 4.07 of this Supplemental Indenture.
     SECTION 7.02. Amendments, Supplements or Waivers With Consent of Holders. The Company and the Trustee may amend the Indenture with respect to the Notes and the Notes as provided in Sections 901 and 902 of the Original Indenture. Notwithstanding the foregoing provision and in addition to the provisions of Section 902 of the Original Indenture, without the consent of each Holder of an outstanding Note affected thereby, no amendment or waiver, including a waiver in relation to a past Event of Default, may:
     (a) make any change that adversely affects the conversion rights of any Notes; or
     (b) reduce any Fundamental Change Purchase Price or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make any such payment, whether through an amendment or waiver of provisions in the covenants or definitions related thereto or otherwise.

ARTICLE 8
INAPPLICABLE PROVISIONS OF THE ORIGINAL INDENTURE
     SECTION 8.01. Limitations on Liens. The provisions of Section 1007 of the Original Indenture shall not apply to the Notes.
ARTICLE 9
MISCELLANEOUS
     SECTION 9.01. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENTAL INDENTURE AND EACH OF THE NOTES.
     SECTION 9.02. Payments on Business Days. If any Interest Payment Date or the Stated Maturity of the Notes or any earlier required repurchase date would fall on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of the delay.
     SECTION 9.03. No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
     SECTION 9.04. Trust Indenture Act. This Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof or the Original Indenture that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.
     SECTION 9.05. Benefits of Indenture. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Bid Solicitation Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.
     SECTION 9.06. Calculations. Except as otherwise provided in this Supplemental Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of any Last Reported Sale Price of the Common Stock, accrued interest payable on the Notes and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if different than the Trustee), and each of the Trustee and Conversion Agent (if different than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

     SECTION 9.07. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     SECTION 9.08. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     SECTION 9.09. Severability. In the event any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
[Remainder of the page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

NEWELL RUBBERMAID INC.
By:	/s/ Dale L. Metz
	Name:	Dale L. Metz
	Title:	Vice President, Treasurer

[Trustee Signature Follows]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ A. Hernandez
	Name:	A. Hernandez
	Title:	Assistant Treasurer

SCHEDULE A
The following table sets forth the amount, if any, by which the Conversion Rate per $1,000 principal amount of Notes will increase pursuant to Section 4.06 of this Supplemental Indenture for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$6.62	$7.00	$8.00	$9.00	$10.00	$15.00	$20.00	$30.00	$40.00	$60.00

March 30, 2009	34.8594	30.6396	22.7911	17.9856	14.9102	8.7127	6.4871	4.3548	3.2887	2.2227
March 15, 2010	34.8594	29.8225	21.2184	16.1056	12.9676	7.2666	5.4111	3.6374	2.7492	1.8604
March 15, 2011	34.8594	28.9559	19.3749	13.8717	10.6818	5.6598	4.2178	2.8362	2.1429	1.4487
March 15, 2012	34.8594	27.8872	17.0190	11.0391	7.8544	3.8531	2.8725	1.9186	1.4410	0.9612
March 15, 2013	34.8594	26.6591	13.1722	6.9058	4.1841	2.0141	1.5208	1.0284	0.7814	0.5288
March 15, 2014	34.8594	26.6591	8.8020	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A
[FORM OF FACE OF NOTE]
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NEWELL RUBBERMAID INC.
5.50% Convertible Senior Note due 2014

No. [ ]	Initially $345,000,000
CUSIP No. 651229 AH9
     Newell Rubbermaid Inc., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, THREE HUNDRED FORTY-FIVE MILLION DOLLARS ($345,000,000) (or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Securities” attached hereto) on March 15, 2014 unless earlier converted or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.
     This Note shall bear interest at a rate of 5.50% per annum from March 30, 2009 or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable semi-annually in arrears on each March 15 and September 15, commencing on September 15, 2009, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest. Additional Interest will be payable at the option of the Company on the terms set forth in Section 5.02 of the within-mentioned Supplemental Indenture.
     The Company will pay interest on overdue principal, and, to the extent lawful, on overdue interest, in each case at a rate of 5.50% per annum. Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
     The Company shall pay principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. The Company shall pay principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar. Interest on the Notes (other than Notes that are Global Notes) will be payable (i) to Holders of the Notes having an aggregate principal amount of Notes of $5,000,000 or less, by check mailed to the Holders of these Notes at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Notes in excess of $5,000,000, either by check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note, for all purposes, shall be governed by and construed in accordance with the laws of the State of New York.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, NEWELL RUBBERMAID INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officers.
     Dated: March 30, 2009

NEWELL RUBBERMAID INC.
By:
Name:
Title:

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.
     Dated: March 30, 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

[FORM OF REVERSE OF NOTE]
NEWELL RUBBERMAID INC.
5.50% Convertible Senior Note due 2014
     This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture dated as of November 1, 1995, as previously amended and supplemented from time to time in accordance with the terms thereof (herein called the “Original Indenture”) and as further supplemented by the Supplemental Indenture dated as of March ___, 2009 (herein called the “Supplemental Indenture” and the Original Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     This Note is not subject to redemption at the option of the Company prior to March 15, 2014 and, for the avoidance of doubt, this Note is not subject to the provisions of Article 11 of the Original Indenture.
     This Note is not subject to the provisions in Section 1007 or of the Original Indenture, and the provisions in Article 6 of the Supplemental Indenture supersede the entirety of Articles 4 and 14 of the Original Indenture.
     Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.
     As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding March 15, 2014, to convert this Note or a portion thereof that is $1,000 or an integral multiple thereof, into cash up to the aggregate principal amount of the Notes to be converted and cash, shares of Common Stock or a combination thereof, at the Company’s discretion, in respect of the remainder, if any, at the applicable Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
     As provided in and subject to the provisions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price and the principal amount on the Stated Maturity thereof, as the case may be, to the holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     As provided in and subject to the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared due and payable, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture; provided that upon the occurrence of an Event of Default specified in Section 501(5) or (6) of the Original Indenture, the principal amount of, and interest on, all the Notes shall automatically become due and payable.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the time, place and rate, and in the coin and currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT
Custodian
(Cust)

TEN ENT — as tenants by the entireties

(Minor)

JT TEN — as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act _______ (State)
Additional abbreviations may also be used though not in the above list.

SCHEDULE A
SCHEDULES OF EXCHANGES OF SECURITIES
NEWELL RUBBERMAID INC.
5.50% Convertible Senior Notes due 2014
     The initial principal amount of this Registered Global Security is THREE HUNDRED FORTY-FIVE MILLION DOLLARS ($345,000,000). The following, exchanges, purchases or conversions of a part of this Registered Global Security have been made:

	Amount of decrease in	Amount of increase in	Principal amount of this	Signature of
	principal amount of this	principal amount of this	Registered Global Security	authorized signatory
Date of	Registered Global	Registered Global	following such decrease or	of Trustee or
Exchange	Security	Security	increase	Custodian

EXHIBIT B
[FORM OF NOTICE OF CONVERSION]
To: Newell Rubbermaid Inc.
               The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is $1,000 or an integral multiple hereof) below designated, into cash up to the aggregate principal amount of the Notes to be converted and cash, shares of Common Stock or a combination thereof, at the Company’s discretion, in respect of the remainder, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

B-1

Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address (including zip code number)

Social Security or other Taxpayer Identifying Number _____________________

B-2

EXHIBIT C
[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]
To: Newell Rubbermaid Inc.
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Newell Rubbermaid Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Purchase Date.
In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:
Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number
principal amount to be repaid (if less than all): $__________, 000
NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D
[FORM OF ASSIGNMENT AND TRANSFER]
     For value received                                          hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                          to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)
Signature(s) must be guaranteed
by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

D-1